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                                  LAW OFFICES

                      WOLF, BLOCK, SCHORR and SOLIS-COHEN
                         Twelfth Floor Packard Building
                     S.E. Corner 15th and Chestnut Streets
                          Philadelphia, PA 19102-2678


                                                                       EXHIBIT 5
  (215) 977-2188

                                January 4, 1996



      U.S. Bioscience, Inc.
      One Tower Bridge
      100 Front Street
      West Conshohocken, PA 19428

          Re:  Registration Statement on Form S-3
               ----------------------------------

      Gentlemen:

          As counsel for U.S. Bioscience, Inc., a Delaware corporation (the "Company"), we have reviewed a Registration Statement on Form S-3 (the "Registration Statement") prepared in connection with the proposed resale from time to time of (i) up to 1,120,112 shares (the "Issued Shares") of the Company's Common Stock, par value $.005 per share ("Common Stock"), issued to the stockholders listed under the heading "Selling Stockholders" in the Registration Statement concurrently with the Company's December 1995 private placement of Convertible Notes due December 6, 1998 (the "Notes"), and (ii) up to 7,022,466 shares of Common Stock (the "Unissued Shares") issuable upon the conversion of the Notes or issued in payment of interest on the Notes (together with the Issued Shares, the "Securities").

          In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

          In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

          In rendering this opinion, we have assumed that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Securities.
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U.S. Bioscience, Inc.
January 4, 1996
Page 2

          Based upon the foregoing, it is our opinion that:

          1. The Issued Shares have been duly authorized and are legally issued, fully paid and non-assessable; and

          2. The Unissued Shares have been duly authorized and, when and if duly issued in accordance with the terms of the Note, such shares of Common Stock will be legally issued, fully paid and non-assessable.

          In connection with our opinions above, we have assumed that, at the time of resale of the Securities, all contemplated additional actions shall have been taken, the authorization of the Securities will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity of the Securities.

          We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                           /s/ Wolf, Block, Schorr and Solis-Cohen


                           WOLF, BLOCK, SCHORR AND SOLIS-COHEN